                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of Collegiate Pacific, Inc. and Subsidiaries of our report dated August 25, 1998, on the consolidated financial statements of Collegiate Pacific, Inc. and Subsidiaries as of June 30, 1998 accompanying the consolidated financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.




                                        SUTTON FROST LLP


Arlington, Texas
January 14, 2000